Exhibit 10.2

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the “Agreement”) is made effective as of September 8, 2021 (the “Effective Date”), by and between NuvOx Pharma, an Arizona limited liability company (the “Company”), and Banyanbaum, LLC, an Arizona limited liability company (“Consultant”).

Recitals:

WHEREAS, the Company engages in the business of drug development, specifically in the fields of oxygen therapeutics and fluorocarbon technology (the “Business”); and

WHEREAS, the Company and Consultant desire to enter into this Agreement for Consultant to provide certain consulting services to the Company on the terms and conditions set forth herein.

Agreements:

In consideration of the mutual obligations specified in this Agreement, the parties agree to the following:

1) Work and Payment. The Company engages Consultant to provide the services for the Company set forth on Exhibit A attached hereto (the “Services”), and Consultant agrees to provide the Services in a professional and workmanlike manner in accordance with this Agreement. Consultant agrees that it shall provide and make available the services of its principal Rong Wang to provide the Services hereunder. The Services may be modified and supplemented from time to time by the written agreement of the parties. The Company will compensate Consultant as set forth on Exhibit A.

2) Term; Termination. This Agreement will be effective on the Effective Date and shall terminate upon the first anniversary of the Effective Date, unless otherwise terminated earlier pursuant to this Section, and may be renewed at that time upon mutual consent of both parties. Either party may terminate this Agreement with thirty (30) days written notice to the other party. Either party may terminate this Agreement immediately by written notice to the other party if the other party (a) breaches or is in default of any material obligation under this Agreement which default is incapable of cure, or if capable of cure has not been cured within ten (10) days after receipt of notice of such default or (b) becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition for protection under bankruptcy or insolvency law, or has wound up or liquidated its business.

3) No Conflicts. The Company understands and acknowledges that Consultant will be providing services pursuant to this Agreement on a non-exclusive basis. Notwithstanding the foregoing, while Consultant is providing Services to the Company, Consultant will refrain from any activity, and will not enter into any agreement or make any commitment that is inconsistent or incompatible with Consultant’s obligations under this Agreement, including Consultant’s ability to perform the Services. Consultant represents and warrants that Consultant is not subject to any contract or duty that would be breached by Consultant’s performing Consultant’s obligations under this Agreement or that is otherwise inconsistent with this Agreement. Consultant will not disclose to the Company and will not induce the Company to use any confidential or proprietary information or intellectual property of any third party, unless Consultant has obtained written authorization for the possession and use of the same. Consultant agrees that it will not provide services during the period of this agreement to another entity developing oxygen therapeutics and/or fluorocarbons.

4) Independent Contractor. Consultant is an independent contractor, is not an agent or employee of the Company and is not authorized to act on behalf of the Company. Consultant will not be eligible for any employee benefits, nor will the Company make deductions from any amounts payable to Consultant for taxes. Taxes, Social Security, Worker’s Compensation, Unemployment Insurance and other legal expenses. shall be the sole responsibility of Consultant.

5) Representations and Warranties. Consultant represents, warrants, and covenants that: (a) Consultant is duly organized, validly existing and in good standing in the state of Consultant’s formation; (b) Consultant has full right, power, and authority to enter into and perform this Agreement without the consent of any third party; and (c) Consultant will comply with all laws, regulations, and ordinances applicable to Consultant’s performance of the Services and Consultant’s other obligations under this Agreement. The Company represents, warrants, and covenants that: (a) the Company is duly organized, validly existing and in good standing in the state of the Company’s formation; (b) the Company has full right, power, and authority to enter into and perform this Agreement without the consent of any third party; and (c) the Company will comply with all laws, regulations, and ordinances applicable to the Business and the Company’s other obligations under this Agreement.

6) Confidentiality. Each party acknowledges that in the course of the performance of this Agreement, it may have access to information of a confidential, proprietary, or secret nature of the other party, which is or may be either applicable or related to the present or future business of such party and/or its affiliates, their research and development, or their business. “Confidential Information” includes, but is not limited to all information and materials belonging to, used by, or in the possession of, the disclosing party and/or its affiliates relating to their programs, products, processes, services, technology, inventions, patents, ideas, contracts, financial information, developments, business strategies, pricing, current and prospective customers, employees, contractors, marketing plans and trade secrets of every kind and character, and includes, without limitation, all other information and materials disclosed in confidence by the disclosing party and/or its affiliates from customers, partners, suppliers and other third parties. Each party agrees that all Confidential Information is and shall continue to be the exclusive property of the disclosing party, whether or not prepared by the disclosing party (in whole or in part). The receiving party shall not disclose to any person or entity any Confidential Information, either directly or indirectly, or use the Confidential Information in any way, either during the term of this Agreement or at any time thereafter, other than in connection with the performance of this Agreement. Each party shall further take reasonable precautions and act in such a manner as to ensure against unauthorized disclosure or use of the Confidential Information. Upon the termination of Consultant’s affiliation with the Company (or earlier if so requested by the disclosing party), the receiving party shall return all Confidential Information in its possession or control to the disclosing party. Any and all information prepared by Consultant as Services shall belong to Company and be considered Company’s Confidential Information.

7) Ownership of Work Product. All inventions, original works of authorship, developments, concepts, know-how, discoveries, improvements, trade secrets, secret processes, patents, patent applications, service marks, trademarks, trademark applications, copyright and copyright registrations, whether or not patentable or registerable under copyright, trademark or other similar laws, made by Consultant, in whole or in part, or conceived by Consultant alone or with others that relate to the Business of the Company or are the result of or made in connection with the Services under this Agreement (collectively, the “Work Product”) are the property of the Company and all right, title, interest and ownership in all such Work Product, including but not limited to copyrights, trademarks, patents, trade secret rights, trade names, and know-how and the rights to secure any renewals, reissues, and extensions thereof, will vest in the Company. The Work Product will be deemed to be “works made for hire” under United States copyright law (17 U.S.C. Section 101 et seq.) and made in the course of this Agreement. To the extent that the Work Product may not, by operation of law, vest in the Company or may not be considered to be works made for hire, all right, title and interest therein are hereby irrevocably assigned to the Company. Consultant understands that the Company may register the copyright, trademark, patent and other rights in the Work Product in the Company’s name. Consultant hereby agrees, at the Company’s expense, to sign such applications, documents, assignment forms and other papers as the Company reasonably requests from time to time to further confirm this assignment and Consultant agrees to give the Company and any person designated by the Company any reasonable assistance required to perfect and enforce the rights defined in this Section. Consultant further understands that the Company has full, complete and exclusive ownership of the Work Product. Consultant agrees not to use the Work Product for the benefit of anyone other than the Company without the Company’s prior written consent.

8) Indemnification; Limitation of Liability. The Company shall indemnify, defend and hold harmless Consultant from and against any and all claims, demands, suits, liabilities, costs, expenses (including reasonable court costs and attorneys’ fees), damages and losses suffered or incurred arising out of or in connection with (a) any breach of the Company’s representations, warranties, or covenants set forth in this Agreement, (b) the Business of the Company, and (c) a third-party claim against Consultant in respect of Services rendered under this Agreement. In no event will Consultant be liable for any consequential, indirect, exemplary, special or incidental damages arising from or relating to this Agreement. Consultant’s total cumulative liability in connection with this Agreement, whether in contract or tort or otherwise, will not exceed the aggregate amount of cash fees and cash expenses paid by the Company to Consultant for Services performed under this Agreement.

9) Debarment: Consultant warrants and represents that Consultant has never been, is not currently:

a)	an individual who has been debarred by the U.S. Food and Drug Administration (“FDA”) pursuant to 21 U.S.C. 335a (a) or (b) (“Debarred Individual”) from providing services in any capacity to a person that has an approved or pending drug product application, or an employer, employee or partner of a Debarred Individual or

b)	corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. 335a (a) or (b) (“Debarred Entity”) from submitting or assisting in the submission of any abbreviated drug application, or an employee, partner, shareholder, member, subsidiary or affiliate of a Debarred Entity.

c)	Consultant further warrants and represents that no Debarred Individual or Debarred Entity has performed or rendered, or will perform or render, any services or assistance relating to activities taken pursuant to this Agreement. Consultant further warrants and represents that Consultant has no knowledge of any circumstances which may affect the accuracy of the foregoing warranties and representations, including, but not limited to, FDA investigation of, or debarment proceedings against Consultant or any person or entity performing services or rendering assistance relating to activities taken pursuant to this Agreement, and Consultant will immediately notify Company if Consultant becomes aware of any such circumstances during the term of this Agreement.

10) General Provisions:

a) Assignment; Successors and Assigns. This Agreement and Consultant’s rights and obligations under this Agreement may not be assigned, delegated, or otherwise transferred in whole or in part, by operation of law or otherwise, by either party without the other party’s express prior written consent. The parties’ rights and obligations under this Agreement will bind and inure to the benefit of their respective successors, heirs, executors, and administrators and permitted assigns.

b) Governing Law. This Agreement shall be governed by the laws of the State of Arizona, excluding its conflicts of laws principles.

c) Notice. All notices, requests, consents, approvals and other communications to be delivered under this Agreement must in writing and shall be deemed given or delivered (a) when delivered by hand, (b) four (4) days after being mailed by registered or certified mail, postage prepaid and return receipt requested, or (c) one business day after being deposited with a reputable national courier for next day delivery, at the address listed on the signature page or at such other address as the party shall specify in writing. In addition to such notice, the party giving notice shall provide a copy of such notice, which itself shall not constitute notice, by electronic mail.

d) Entire Agreement; Severability; Amendments; Counterparts. This Agreement and its Exhibits attached hereto and hereby incorporated herein constitute the parties’ final, exclusive and complete understanding and agreement with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and agreements relating to its subject matter. In the event any provision of this Agreement is found to be legally unenforceable, such unenforceability shall not prevent enforcement of any other provision of the Agreement. No modification of or amendment to this Agreement will be effective unless in writing and signed by the party to be charged. Either the original or copies, including facsimile transmissions, of this Agreement, may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

e) Construction. Section headings are included in this Agreement merely for convenience of reference; they are not to be considered part of this Agreement or used in the interpretation of this Agreement. When used in this Agreement, “including” means “including without limitation.” Whenever the Company’s consent or approval is required under this Agreement, the Company may grant or deny its consent or approval in its sole and absolute discretion. No rule of strict construction will be applied in the interpretation or construction of this Agreement.

f) Waiver. All waivers must be in writing and signed by the party to be charged. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

g) Legal Fees. The prevailing party in any litigation between the Parties relating to this Agreement may seek to recover its reasonable attorneys’ fees and court costs, in addition to any other relief that it may be awarded.

h) Survival. Sections 4 (Independent Contractor), 5 (Representations and Warranties), 6 (Confidentiality), 7 (Ownership of Work Product), 8 (Limitation of Liability), and 10 (General Provisions) will survive any termination or expiration of this Agreement. Termination or expiration of this Agreement will not affect either party’s liability for any breach of this Agreement it may have committed before such expiration or termination.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

“COMPANY”		“CONSULTANT”

NuvOx Pharma		Banyanbaum, LLC

By:	/s/ Evan Unger	By:	/s/ Rong Wang
Name:	Evan Unger	Name:	Rong Wang
Title:	President and CEO	Title:	Founder

Address: 1635 East 18th Street, AZ 85719 Attn: Evan Unger	Address: 530 E. McDowell Rd., Ste 107-157, Phoenix, AZ 85004 Attn: Rong Wang

EXHIBIT A

SERVICES

All capitalized terms used and not expressly defined in this Exhibit A will have the same meanings given to them in the Agreement.

1. Services. Consultant’s Services shall be as follows:

a.	Review accounting services and records and make recommendations

b.	Review fundraising efforts and make recommendations

c.	Assist with organization of financial documents for board meetings and forecasting

d.	Introduce Company to other potential investors

e.	Help to organize financial records for audit and conversion to C-corp or other transaction

f.	Review and help to organize CAP tables for preferred unit holders and service units.

g.	With the CEO, make presentations to investors

h.	Work with the CEO to formalize the strategy for financing on a go-forwards basis (e.g. private placement, IPO, SPAC, reverse merger, etc.).

i.	Other operational and management services as deemed appropriate by CEO.

2. Fees. Consultant shall be paid for services rendered in combination of cash compensation and equity compensation, billing no more than 160 hours per month, unless both parties agree. For each hour of service that Consultant provides, $50.00 shall be paid in cash and the rest will be paid in 42.105 service units. The payments of service units are governed by Service Units Award Agreement and other related agreements between the Company and Consultant. The number of consulting hours incurred by Consultant shall be at the discretion of and dictated solely by Company.

3. Costs and Expenses. The Company will reimburse Consultant for all reasonable expenses, including non-local travel, incurred by Consultant in performing the Services pursuant to this Agreement when such travel is requested by Company; provided that Consultant submits receipts for such expenses to the Company in accordance with Company policy.